EXHIBIT 10.1

AMENDMENT NO. 2 TO SENIOR NOTE PURCHASE AGREEMENT

THIS AMENDMENT (this “Amendment”), made as of March 31, 2015 by and among AS SEEN ON TV, INC., a Florida corporation (“ASTV”), INFUSION BRANDS, INC., a Nevada corporation (“Infusion”), EDIETS.COM, INC., a Delaware corporation (“eDiets”), TV GOODS HOLDING CORPORATION, a Florida corporation (“TV Goods”), TRU HAIR, INC., a Florida corporation (“Tru Hair”), RFL Enterprises, LLC, a Texas limited liability company (“RFLE”) and RONCO FUNDING, LLC, a Delaware limited liability company (“RFL” and collectively with ASTV, Infusion, eDiets, TV Goods, Tru Hair and RFLE, the “Credit Parties” and each individually, a “Credit Party”), and MIG7 INFUSION, LLC, a Florida limited liability company (the “Purchaser”), hereby amends that certain SENIOR NOTE PURCHASE AGREEMENT between the Credit Parties and Purchaser dated as of April 3, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

W I T N E S S E T H:

WHEREAS, Purchaser has previously advanced $10,180,000 to the Credit Parties, the repayment of which is evidenced by that certain Amended and Restated Senior Secured Promissory Note dated as of April 3, 2014 in the original principal amount of $10,180,000;

WHEREAS, RFLE desires to become a Credit Party and become a party to all of the Transaction Documents; and

WHEREAS, the Credit Parties wish to borrow an additional $1,900,000, with regard to which they agree to repay $2,280,000, and owe an additional $216,193 to Borrower and accordingly the parties hereto wish to increase the Maximum Investment Amount to $12,676,193;

NOW, THEREFORE, for and in consideration of the sum of $10.00, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Definitions. All capitalized terms contained in this Amendment that are not defined in this Amendment shall have the meanings ascribed to them in the Loan Agreement.

2.

Acknowledgment of Default.

a.

Credit Parties hereby agree and acknowledge that they currently are in default of the Loan Agreement and Note and that an Event of Default currently exists because Credit Parties failed to achieve the revenue and EBITDA targets set forth in Section 6.1(xiv) and (xv) of the Loan Agreement, failed to deliver certain required reports, and other defaults specifically set forth in that certain Notice of Default dated December 10, 2014, from Purchaser to the Credit Parties (collectively, the “Existing Default”). For purposes of this Amendment, the term “Existing Default” includes any other Event of Default that may exist as of the date hereof, whether or not identified, other than any such other Event of Default which has, or could reasonably be expected to have, a Material Adverse Effect at the time the Event of Default is discovered by Purchaser or thereafter.

b.

Notwithstanding such Existing Default, Purchaser agrees to forbear from exercising its rights arising from the Existing Default, on the terms set forth in Section 3 below.

3.

Forbearance. In reliance upon the representations, warranties and covenants of each of the Credit Parties contained in this Amendment, and subject to all of the other terms and conditions of this Amendment, from the date of this Amendment until the earlier of (a) the Maturity Date of the Second Restated Note (as defined below), as such Maturity Date may be extended as contemplated by Section 4(d) below, and (b) the date of the occurrence of an Event of Default other than the Existing Default (the earliest of such dates being referred to herein as the “Forbearance Termination Date”), Purchaser agrees to forbear from exercising its rights and remedies under the Transaction Documents which it otherwise would have the right to exercise as a result of the Existing Default. On the Forbearance Termination Date, the agreement of Purchaser to forbear set forth in this Section 3 shall automatically and without further action terminate and be of no force and effect, it being understood and agreed that the effect of such termination will be to permit Purchaser to immediately exercise its rights and remedies under the Transaction Documents, applicable law or otherwise, as if no such forbearance had occurred.

4.

Additional Funding/Amendment to Repayment Terms.

a.

The Maximum Investment Amount is hereby increased to $12,676,193.

b.

On the date hereof, Purchaser shall advance an additional $1,900,000 to the Credit Parties (the “Third Advance”), by a wire transfer of immediately available funds in accordance with the Credit Parties’ written instructions.

c.

Accordingly, the Credit Parties shall, on the date hereof, execute and deliver to Purchaser a Second Amended and Restated Promissory Note, in the form attached hereto as Exhibit A, evidencing the increased Loan amount of $12,676,193 (the “Second Restated Note”). The parties hereto acknowledge that the Second Restated Note is the Note referenced in the Loan Agreement.

d.

The Second Restated Note shall reflect that the Maturity Date is hereby extended to April 3, 2017; provided that the Maturity Date shall automatically be further extended to April 3, 2018 if ASTV undertakes an offering of its common stock within fifteen (15) months of the date of this Amendment that results in ASTV raising net proceeds of at least $14,000,000, at least $10,000,000 of which must be immediately applied to pay down a portion of the Second Restated Note (a “Qualified Offering”).

e.

The Second Restated Note also shall reflect that interest shall be paid as follows: (i) accrued interest as of April 27, 2015 in the amount of $113,793 is being added to the principal amount of the Second Restated Note, (ii) interest that accrues from April 28, 2015 through April 2, 2016 shall be paid on the Maturity Date; and (iii) all interest that accrues after April 2, 2016 shall be paid on a quarterly basis on the fifth (5th) day of each calendar quarter until all amounts due hereunder are repaid in full.

5.

Use of Proceeds.

a.

Notwithstanding anything to the contrary, the Credit Parties shall use the proceeds from the Third Advance solely to acquire the remaining interests in the debt (the “Ronco Secured Debt”) of Ronco Holdings, Inc. (“Ronco”) held by Ronco’s various lenders (other than RFL) and LV Administrative Services, Inc., as collateral and administrative agent to such lenders (“LV” and collectively with such lenders, the “Ronco Creditor Parties”) substantially as contemplated in the current draft of the Debt Acquisition Agreement provided to Purchaser on March 27, 2015 (the “Laurus Takeout”), with the balance used for working capital purposes. The purchaser of such remaining interests in the debt and equity of Ronco shall be RFLE. The Credit Parties shall proceed with due haste to complete the Laurus Takeout as soon as commercially reasonable and in any event prior to March 31, 2015, it being acknowledged that the Forbearance Agreement dated as of March 6, 2014 by and among Ronco, CD3 Holdings, Inc. and LV expires on March 31, 2015 (the “Ronco Forbearance Agreement”).

b.

RFLE hereby agrees to become a Credit Party and, as such, agrees to be bound by all of the Transaction Documents and to undertake all of the obligations of the Credit Parties set forth in the Transaction Documents as if it had been an original signatory to each such Transaction Document, including without limitation the Security Agreement. Without limiting the foregoing, the Credit Parties hereby agree that all of the ownership interests of RFLE and all of RFLE’s assets, including without limitation all rights it may have to Ronco’s debt and equity, are Collateral as defined in the Security Agreement, and are subject to the terms of the Transaction Documents, including without limitation the Security Agreement, and Purchaser’s rights set forth therein.

c.

The Credit Parties shall also take all commercially reasonable steps to promptly acquire all of the equity interests of Ronco on or before May 31, 2015. The parties hereby agree that the intent of the forgoing is that, once the forgoing transactions are finalized, ASTV will own, either directly or indirectly through other wholly-owned subsidiaries, 100% of Ronco (the operating company) (the “Ronco Acquisition”).

6.

Liability Reduction. Within ninety (90) days of the date hereof, the Credit Parties shall, in good faith and to the extent they may do so in compliance with all applicable laws, use their commercially reasonable efforts to reduce to the extent commercially reasonable all liabilities and other obligations of each direct and indirect subsidiary of ASTV, including by dissolving and liquidating any subsidiaries with liabilities in excess of the value of such subsidiary’s assets or by coming to arrangements with the creditors of such subsidiaries that are acceptable to Purchaser (the “Liability Reduction”).

7.

Recapitalization.

a.

Within one hundred twenty (120) days of the date hereof, the Credit Parties shall issue (at no additional costs to Purchaser) shares of Convertible Preferred Stock of ASTV (such issuance to Purchaser, the “Recapitalization”), which shares must be senior to all other capital stock of ASTV and represent, immediately after the Recapitalization, sixty percent (60%) of the fully diluted shares of capital stock of ASTV (including, when calculating the fully diluted outstanding shares, all securities issued to the National Holders (as defined below) and employees and directors of the Credit Parties, whether vested or unvested including those contemplated by Section 7(b) below, whether or not issued); provided that such shares shall be reduced to an amount equal to fifty percent (50%) of the fully diluted shares of capital stock of ASTV (measured as of a date that is immediately after the Recapitalization, and including, when calculating the fully diluted outstanding shares, all securities issued to the National Holders and employees and directors of the Credit Parties, whether vested or unvested including those contemplated by Section 7(b) below, whether or not issued) if the Second Restated Loan is paid in full on or prior to the first anniversary of this Amendment. Each share of Convertible Preferred Stock shall have three (3) votes and shall (to the extent permitted by law) vote as a single class with all other classes of capital stock of ASTV, all of which other classes may not have more than one (1) vote per share. The shares of Convertible Preferred Stock shall be convertible at the option of Purchaser at any time, on a one-for-one basis (but subject to adjustment in the event of a stock split and similar events), into shares of ASTV common stock and shall have such other rights and preferences as are reasonably acceptable to Purchaser.

b.

In addition, it is anticipated that in connection with the Recapitalization or shortly thereafter ASTV will undertake actions that result in:

i.

The holders of warrants who previously acquired securities of ASTV placed by National Securities, via an exchange of restricted common stock for warrants (the “National Holders”), owning, immediately after the Recapitalization, restricted shares of common stock of ASTV representing, immediately after the Recapitalization, nine percent (9%) of the fully diluted shares of capital stock of ASTV;

ii.

Management of ASTV being issued restricted shares of common stock of ASTV, representing, immediately after the Recapitalization, thirty percent (30%) of the fully diluted shares of capital stock of ASTV (provided that such shares may be increased to an amount equal to forty percent (40%) of the fully diluted shares of capital stock of ASTV if the Second Restated Loan is paid in full on or prior to the first anniversary of this Amendment), with half vesting immediately and the other half (the “Second Vesting Amount”) vesting over 2 years, with one-half of the Second Vesting Amount vesting on December 31, 2015 if the Credit Parties achieve at least $25,000,000 in revenues and $2,500,000 of Adjusted EBITDA for the fiscal year ended December 31, 2015 (such number of shares being forfeited if the Credit Parties fail to achieve either such revenue or Adjusted EBITDA target) and the remaining portion of the Second Vesting Amount vesting on December 31, 2016 if the Credit Parties achieve at least $45,000,000 in revenues and $4,500,000 of Adjusted EBITDA for the fiscal year ended December 31, 2016 (such number of shares being forfeited if the Credit Parties fail to achieve either such revenue or Adjusted EBITDA target). For purposes of this Amendment, “Adjusted EBITDA” shall be the EBITDA of the Credit Parties, reduced by 100% of the following amounts: all reasonable and documented expenses (including without limitation all legal fees and expenses of the Credit Parties and the Purchaser), reasonably acceptable to Purchaser, related to the Recapitalization or this Amendment (including, without limitation and for the avoidance of doubt, transactions and issuances of securities contemplated by Sections 7(b), 9(e) and 9(f)), including all third party audit expenses and the costs of public company securities filings, incurred from and after the date hereof with regard to either historical periods or future periods; and

iii.

The remaining existing shareholders of ASTV owning one percent (1%) of the fully diluted shares of capital stock of ASTV.

c.

The Recapitalization must be completed within one hundred twenty (120) days of the date of this Amendment, in compliance with all applicable laws; provided that, for the avoidance of doubt, ASTV shall use commercially reasonable efforts to complete the items enumerated in Section 7(b) above, but shall not be required to complete such items by such deadline.

d.

All shares issued to ASTV management and the National Holders must be subject to customary lock-up restrictions, on terms reasonably acceptable to Purchaser.

e.

The shares issued to Purchaser shall be issued (i) pursuant to a Certificate of Designation reasonably acceptable to Purchaser and (b) subject to a registration rights agreement with customary provisions including demand and piggy-back registration rights reasonably acceptable to Purchaser.

8.

Warrant. Notwithstanding anything to the contrary, the expiration date of the Warrant is hereby extended until such date as the Credit Parties complete the Recapitalization. The Warrant shall automatically expire simultaneously with the closing of the Recapitalization. At such time, Purchaser shall return the Warrant for cancellation.

9.

Affirmative Covenants. In addition to the covenants contained in Section 4.4 of the Loan Agreement, so long as the Second Restated Note remains outstanding, each Credit Party shall, and shall cause each of its Subsidiaries and Affiliates to:

a.

If requested by Purchaser at any time prior to the completion of the Recapitalization, cause such number of Persons designated by Purchaser, in its discretion from time to time, to be elected to each Board of Directors of each Credit Party so that such Persons designated by Purchaser constitute at least a majority of the Directors on each such Board of Directors; provided that in any event, at least one seat on the Board of Directors shall be filled by a person designated by ASTV;

b.

Complete the Laurus Takeout on or before March 31, 2015;

c.

Complete the Ronco Acquisition on or before May 31, 2015;

d.

Complete the Recapitalization (including obtaining all necessary board and shareholder approvals) within one hundred twenty (120) days of the date of this Amendment;

e.

Undertake and complete, within one hundred eighty (180) days of the date of this Amendment, all actions necessary to reserve from ASTV’s authorized and unissued Common Stock a sufficient number of shares to provide for the conversion of all of the Convertible Preferred Stock of ASTV issued to Purchaser in connection with the Recapitalization;

f.

Complete a Qualified Offering within fifteen (15) months from the date of this Amendment; and

g.

Apply at least Ten Million Dollars ($10,000,000) from the proceeds of a Qualified Offering to pay a portion of the Second Restated Note within fifteen (15) months from the date this Amendment.

10.

Event of Default.

a.

Section 6.1(xiv) of the Loan Agreement shall be deemed to be replaced in its entirety by the following: “the Credit Parties’ (which shall include without limitation the revenues of Ronco Holdings, Inc.) consolidated revenues, as determined in accordance with GAAP, are less than $25,000,000.00 for the year ended December 31, 2015 or $45,000,000.00 for the year ended December 31, 2016.” Nothing in this Section 10(a), however, shall be deemed to be a waiver of the Existing Default, except to the extent set forth in Section 2 or Section 3 above.

b.

Section 6.1(xv) of the Loan Agreement is hereby replaced in its entirety by the following: “the Credit Parties’ (which shall include without limitation the Adjusted EBITDA of Ronco Holdings, Inc.) consolidated Adjusted EBITDA is less than $2,500,000.00 for the year ended December 31, 2015 or $4,500,000.00 for the year ended December 31, 2016.” Nothing in this Section 10(b), however, shall be deemed to be a waiver of the Existing Default, except to the extent set forth in Section 2 or Section 3 above.

c.

In addition to the Events of Default set forth in the Loan Agreement, an “Event of Default” shall be deemed to have occurred, unless waived by or consented to in writing in advance by the Purchaser, if:

i.

A Credit Party breaches, fails to perform or observe any material provision contained in this Amendment (including without limitation if ASTV fails to complete the Recapitalization within 120 days of the date of this Amendment) or any other Transaction Document including the Second Restated Note or any other instrument delivered pursuant hereto or thereto;

ii.

Any representation, warranty or information contained herein is materially false or misleading on the date made or furnished;

iii.

The Ronco Forbearance agreement expires or is terminated prior to the date of the Laurus Takeout.

iv.

At any time following the Recapitalization but prior to the date the Second Restated Note is repaid in full the shares of capital stock of ASTV owned by Purchaser equal an amount less than sixty percent (60%) (or fifty percent (50%) if the Second Restated Loan is paid in full on or prior to the first anniversary of this Amendment) of the fully diluted capital stock of ASTV, other than as a result of any dilution resulting from the closing of a Qualified Offering or from the issuance of additional shares in an issuance that is approved in advance by Purchaser, which approval will not be unreasonably withheld);

v.

The aggregate liabilities of the Credit Parties (including without limitation all accounts payable and all Indebtedness of the Credit Parties) other than the Indebtedness evidenced by the Second Restated Note at any time exceed Eight Million Dollars ($8,000,000) (for the avoidance of doubt, the Ronco Secured Debt shall not count towards this cap); and

vi.

At any time prior to the Recapitalization being completed, Infusion Brands International, Inc. undergoes a Change in Control or any other event occurs that results in the current majority equity holders of Infusion Brands International, Inc. losing the ability to direct the vote of ASTV shares currently owned by Infusion Brands International, Inc.

11.

Representations, Warranties and Covenants; No Event of Default.

a.

The Credit Parties hereby represent and warrant to Purchaser as follows:

i.

The representations and warranties contained in Section 5 of the Loan Agreement remain true and correct in all material respects on the date hereof.

ii.

ASTV owns 100% of the ownership interest of RFLE, free and clear of all Liens, and no other Person has any rights to such ownership interest.

iii.

Each of the Credit Parties has all necessary power and authority to enter into this Amendment, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

iv.

This Amendment has been duly executed and delivered by each of the Credit Parties, and (assuming due authorization, execution and delivery by Purchaser) this Amendment constitutes a legal, valid and binding obligation of each of the Credit Parties, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

v.

Copies of the Credit Parties’ consolidated financial statements consisting of the balance sheet of the Company as at February 28, 2015 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the period then ended, all of which have been provided to Purchaser and fairly present in all material respects the financial condition and results of the operations of the Credit Parties as of February 28, 2015.

vi.

Except as set forth in Schedule 11(a)(vi) attached hereto, since February 28, 2015 there has not been any material adverse change in the financial condition, operating results, assets, liabilities, operations or prospects of the Credit Parties taken as a whole.

vii.

Once issued, all of the shares of Convertible Preferred Stock of ASTV to be issued to Purchaser in connection with the Recapitalization will be duly authorized, validly issued, fully paid and non-assessable.

viii.

The execution, delivery and performance by the Credit Parties of this Amendment, and the consummation of the transactions contemplated hereby, do not and will not, except as set forth in Schedule 11(a)(vi) attached hereto, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement with any such Person.

ix.

To the knowledge of the Credit Parties, no Event of Default currently exist other than the Existing Default.

b.

The Purchaser hereby represents and warrants to the Credit Parties as follows:

i.

Purchaser has all necessary power and authority to enter into this Amendment, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

ii.

This Amendment has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by Credit Parties) this Amendment constitutes a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

iii.

The execution, delivery and performance by the Purchaser of this Amendment, and the consummation of the transactions contemplated hereby, do not and will not, except as set forth in Schedule 11(b)(iii) attached hereto, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement with any such Person.

12.

MIG Fee. Commencing on the date hereof and until the Second Restated Note is paid in full, the Credit Parties shall, jointly and severally, pay Mallitz Investment Group, LLC, a Florida limited liability company (“MIG”), a management fee equal to two percent (2%) per annum on the unpaid principal balance of the Second Restated Note (the “MIG Fee”), which MIG Fees shall be payable quarterly in arrears on June 30, September 30, December 31 and March 31 (provided that the MIG Fee will accrue for the first six months following the date of this Amendment with the accrued amount being paid on September 30, 2015).

13.

Fees and Expenses. The Credit Parties shall jointly and severally reimburse Purchaser and MIG for all of their legal and professional fees and other costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, the Second Restated Note, the Laurus Takeout, the Ronco Acquisition, the Recapitalization, the Qualified Offering  and all of the other agreements and transactions contemplated hereby, as well as all expenses incurred by Purchaser or MIG in connection with its collection efforts undertaken prior to the date hereof. To that end, within seven days of the date hereof, Purchaser shall provide to the Credit Parties an invoice from its counsel reflects its total legal fees and cost incurred through the date hereof and thereafter the Credit Parties shall jointly and severally reimburse such amount in twelve (12) equal, consecutive monthly installments, on or before the third day of each month, commencing on April 15, 2015, and shall reimburse all other amounts required to be reimbursed pursuant to this Section 12 as Purchaser and/or MIG incurs such costs and expenses; provided that if the Credit Parties obtain a new credit facility or additional financing in excess of $1,000,000, the Credit Parties shall reimburse all amounts remaining to be paid within seven days of the closing of such new credit facility or additional financing.

14.

Continuation of Obligations. Except as specifically amended pursuant to this Amendment, this Amendment does not reinstate, modify, amend, or extend any of the Transaction Documents, all of which remain in full force and effect in accordance with their terms (as specifically amended by this Amendment), and the obligations of the Credit Parties thereunder remain due and owing, and each party hereto hereby confirms and agrees to be bound by all of the terms and provisions thereof. Nothing in this Amendment shall constitute a waiver or otherwise limit the rights and remedies of Purchaser arising under any of the Transaction Documents, except as specifically set forth in this Amendment.

15.

No Novation. The Amendment is not a novation or refinancing of the indebtedness evidenced by the Note, but merely an amendment to the terms thereof. To the extent of any conflict between the terms and provisions of this Amendment and the terms and provisions of any of the other Transaction Documents, the terms and provisions of this Amendment shall govern and control.

16.

Acknowledgement of Current Indebtedness. The Credit Parties acknowledge and agree that immediately prior to the date of this Amendment, the Credit Parties owe Purchaser a total of $10,396,193, which consist of (a) the principal amount of the Note $10,180,000,(b) $113,793 of accrued interest through March 27, 2015, (c) the deferred loan origination fee contemplated by Section 3.6(iii) of the Loan Agreement in the amount $101,800, and (d) $600 to reimburse Purchaser for costs it incurred in connection with the non-judicial foreclosure contemplated in February, 2015. The foregoing obligations do not include the fees and costs reimbursable pursuant to Section 10 above. The Credit Parties acknowledge, represent, warrant, and agree that as of the date of this Amendment none of them hold any defenses, counterclaims, setoffs, or rights of recoupment against payment of such Indebtedness. Absent manifest error, the records of Purchaser regarding all such amounts owed shall be conclusive as to amounts borrowed and owed.

17.

Miscellaneous.

a.

Release. Effective as of the date hereof, the Credit Parties, on behalf of themselves and their Affiliates and their respective successors and assigns, hereby fully remise, release, acquit, and forever discharge Purchaser and MIG and each of their Affiliates, successors and assigns, together with their respective past and present directors, officers, shareholders, employees, agents, attorneys and representatives (collectively, the “MIG Parties”) of and from, and agree not to sue and otherwise agree not to enforce, any and all losses, claims, debts, liabilities, demands, obligations, costs, expenses, actions, causes of action and claims for relief of every nature, whether known or unknown, whether arising at law or in equity, and whether direct or indirect (collectively, “Claims”), which the Credit Parties, either singly or jointly with others, may have had, may now have, or may hereafter have, against the MIG Parties by reason of any matter, cause, happening or thing arising prior to the date hereof.  The MIG Parties hereby fully remise, release, acquit, and forever discharge all of the directors, officers, shareholders, employees, agents, attorneys and representatives of the Credit Parties holding such positions as of the date of this Amendment (collectively, the “Released Parties”) of and from, and agree not to sue and otherwise agree not to enforce, any and all Claims which the MIG Parties, either singly or jointly with others, may have had, may now have, or may hereafter have, against the Released Parties by reason of any matter, cause, happening or thing arising prior to the date hereof.

b.

Counterparts. This Amendment may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

c.

Continuation of Obligations. Except as specifically amended pursuant to this Amendment, this Amendment does not reinstate, modify, amend, or extend the Loan Agreement, which shall remain in full force and effect in accordance with its terms. Each party hereto hereby confirms and agrees to be bound by all of the terms and provisions of the Loan Agreement, as amended by this Amendment. Nothing in this Amendment shall constitute a waiver or otherwise limit the rights and remedies of Purchaser arising under the Loan Agreement.

d.

National Securities. National Securities may be considered by ASTV to facilitate future block trades and financings.

e.

Third Party Beneficiary. MIG and MIG7 Warrant, LLC, a Florida limited liability company are specifically made third party beneficiaries of this Amendment.

f.

Further Assurances. Each of the Credit Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions of this Amendment and give effect to the transactions contemplated by this Amendment.

g.

No Other Promises or Inducements. There are no other promises, representations, or inducements which have been made to any Credit Party to cause them to enter into this Amendment other than those set forth in this Amendment. The Credit Parties acknowledge they have read and reviewed this Amendment and that they have had the full benefit and advice of counsel, or the opportunity to obtain the benefit and advice of counsel, of their own selection, and that this Amendment has been entered into by them freely, voluntarily, with fully knowledge, and without duress.

h.

Notices. In accordance with Section 7.13 of the Loan Agreement, Purchaser hereby notifies the Credit Parties that its address has changed to: 8043 Cooper Creek Blvd, Suite #208, University Park FL 34201.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

CREDIT PARTIES:

INFUSION BRANDS, INC. By: ____________________________ Name: ____________________________ Title: ____________________________	AS SEEN ON TV, INC. By: ____________________________ Name: ____________________________ Title: ____________________________
EDIETS.COM, INC. By: ____________________________ Name: ____________________________ Title: ____________________________	TV GOODS HOLDING CORPORATION By: ____________________________ Name: ____________________________ Title: ____________________________
TRU HAIR, INC. By: ____________________________ Name: ____________________________ Title: ____________________________	RONCO FUNDING, LLC By: ____________________________ Name: ____________________________ Title: ____________________________
RFL Enterprises, LLC By: ____________________________ Name: ____________________________ Title: ____________________________	PURCHASER: MIG7 INFUSION, LLC By: Mallitz Investment Group, LLC, Manager By: ____________________________ Craig A. Mallitz, President

Exhibit A – Form of Second Amended and Restated Note